Exhibit 99

News Release

Release Date: August 22, 2013	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2013 RESULTS

RECORD FISCAL YEAR REVENUE, NET INCOME AND EPS

Columbia, Maryland ... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the food and beverage, hotel and retail industries today announced the results for its fiscal year 2013 fourth quarter and fiscal year ending June 30, 2013.

FINANCIAL HIGHLIGHTS

•	Revenue for the fiscal 2013 fourth quarter was $328.6 million, an increase of $26.1 million, or 8.6%, over the same period last year.

•	Revenue for the fiscal 2013 year was $1.268 billion, an increase of $160.6 million, or 14.5%, over the same period last year.

•	GAAP net income for the quarter was $42.0 million, a decrease of $6.2 million, or 12.9%, over the same period last year.

•	GAAP net income for the fiscal year was $171.4 million, an increase of $4.4 million, or 2.7%, over the same period last year.

•	GAAP diluted earnings per share (EPS) for the quarter was $0.53, a decrease of $0.06, or 10.2%, over the same period last year.

•	GAAP diluted EPS for the fiscal year was $2.12, an increase of $0.09, or 4.4%, over the same period last year.

•	Non-GAAP financial results, excluding the effect of charges for stock options, amortization of Torex intangibles, restructuring of Torex, and a one-time gain on the sale of auction rate securities are as follows:

-	Non-GAAP net income for the quarter was $48.9 million, a decrease of $6.8 million, or 12.2%, over the same period last year.

-	Non-GAAP net income for the fiscal year was $191.9 million, an increase of $9.3 million, or 5.1%, over the same period last year.

-	Non-GAAP diluted EPS for the quarter was $0.62, a decrease of $0.06, or 8.8%, over the same period last year.

-	Non-GAAP diluted EPS for the fiscal year $2.38, an increase of $0.16, or 7.2%, over the same period last year.

The fiscal year revenue, net income and EPS, on GAAP and Non-GAAP results are fiscal year records for MICROS.

Peter A. Altabef, MICROS’s CEO, stated, “We are pleased that we achieved a record year of revenue, net income and earnings per share while continuing our strong investment in talent, product and infrastructure.“

MICROS’s financial guidance for fiscal 2014 is for revenue of $1.295 billion to $1.320 billion and Non-GAAP EPS of $2.46 to $2.50.

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of August 22, 2013. MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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The MICROS logo is a registered trademark of MICROS Systems, Inc.

News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Hardware	$74,125	$69,039	$269,651	$237,920
Software	36,688	37,216	143,034	142,617
Service	217,796	196,271	855,400	726,994
Total revenue	328,609	302,526	1,268,085	1,107,531

Cost of sales:
Hardware	47,382	45,254	175,248	152,242
Software	5,743	5,788	22,178	20,779
Service	102,365	86,094	406,429	319,705
Stock option expense	94	52	338	195
Total cost of sales	155,584	137,188	604,193	492,921

Gross margin	173,025	165,338	663,892	614,610

Selling, general and administrative expenses	86,182	71,574	317,035	296,815
Research and development expenses	19,101	14,176	70,962	50,792
Depreciation and amortization	4,439	4,465	16,770	15,848
Stock option expense	4,742	3,900	20,764	16,306
Torex amortization expense	1,386	329	5,803	329
Torex restructuring charge	3,095	0	5,548	0
Total operating expenses	118,945	94,444	436,882	380,090

Income from operations	54,080	70,894	227,010	234,520
Non-operating income (expense):
Interest income, net	1,034	1,603	4,258	6,788
Credit based impairment charge (realized gain on sale of auction rate securities)	0	(4,000)	3,494	(4,000)
Other non-operating expense, net	(637)	(320)	(957)	(117)
Total non-operating income (loss), net	397	(2,717)	6,795	2,671

Income before taxes	54,477	68,177	233,805	237,191
Income tax provision	12,332	20,098	61,958	70,090
Net income	42,145	48,079	171,847	167,101
Less: Net (income) loss attributable to noncontrolling interest	(140)	139	(429)	(118)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$42,005	$48,218	$171,418	$166,983

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.53	$0.59	$2.12	$2.03
Weighted-average number of shares outstanding - diluted	79,192	82,283	80,772	82,238

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.

Net Income attributable to MICROS Systems, Inc.	$42,005	$48,218	$171,418	$166,983
Add back:
Stock option expense
Selling, general and administrative expenses	4,358	3,539	19,124	15,067
Research and development expenses	384	361	1,640	1,239
Cost of sales	94	52	338	195
	4,836	3,952	21,102	16,501
Credit based impairment charge (realized gain on sale of auction rate securities)	0	4,000	(3,494)	4,000
Torex amortization expense	1,386	329	5,803	329
Torex restructuring charge	3,095	0	5,548	0
Total add back	9,317	8,281	28,959	20,830

Subtract tax effect on:
Stock option expense	1,495	819	6,721	5,163
Torex amortization expense	47	0	224	0
Torex restructuring charge	871	0	1,512	0
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$48,909	$55,680	$191,920	$182,650

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.62	$0.68	$2.38	$2.22

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	June 30, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$634,069	$582,038
Accounts receivable, net	228,455	235,433
Inventory	49,273	44,278
Income taxes receivable	12,771	122
Deferred income taxes	15,022	17,004
Prepaid expenses and other current assets	44,648	37,221
Total current assets	984,238	916,096

Long-term investments	-	34,456
Property, plant and equipment, net	44,127	35,435
Deferred income taxes, non-current	50,186	50,326
Goodwill	432,950	444,117
Intangible assets, net	37,754	45,024
Purchased and internally developed software costs, net	32,543	33,980
Other assets	7,240	6,586
Total Assets	$1,589,038	$1,566,020

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$1,757	$-
Accounts payable	73,099	69,978
Accrued expenses and other current liabilities	155,491	174,214
Income taxes payable	11,002	1,788
Deferred revenue	177,236	169,989
Total current liabilities	418,585	415,969

Income taxes payable, non-current	35,019	34,722
Deferred income taxes, non-current	1,157	2,554
Other non-current liabilities	16,007	16,644
Total liabilities	470,768	469,889

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	1,918	2,008
Capital in excess of par	-	107,662
Retained earnings	1,136,763	1,000,822
Accumulated other comprehensive loss	(23,625)	(17,847)
Total MICROS Systems, Inc. shareholders’ equity	1,115,056	1,092,645
Noncontrolling interest	3,214	3,486
Total Equity	1,118,270	1,096,131

Total Liabilities and Equity	$1,589,038	$1,566,020

News
	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	Fiscal Year Ended June 30,
	2013	2012

Cash flows from operating activities:
Net income	$171,847	$167,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,573	16,177
Share-based compensation	21,102	16,501
Amortization of capitalized software	5,208	7,148
Provision for losses on accounts receivable	3,563	7,137
Gain on sales of long-term investments	(4,094)	-
Other-than-temporary impairment losses on investments, net	600	4,000
Provision for (benefit from) deferred income taxes	(2,702)	(3,436)
Net (gain) loss on disposal of property, plant and equipment	-	642
Other	-	336
Changes in operating assets and liabilities (net of impact of acquisitions):
Decrease (increase) in accounts receivable	2,430	(40,095)
Increase in inventory	(5,302)	(1,751)
Increase in prepaid expenses and other assets	(7,833)	(1,790)
Increase in accounts payable	3,163	2,507
(Decrease) increase in accrued expenses and other current liabilities	(13,682)	2,551
Decrease in income taxes assets and liabilities	(2,587)	(1,755)
Increase in deferred revenue	9,239	4,676
Net cash flows provided by operating activities	203,525	179,949

Cash flows from investing activities:
Proceeds from maturities of investments	56,620	158,819
Proceeds from sales of investments	42,119	19,655
Purchases of investments	(186,371)	(78,816)
Purchases of property, plant and equipment	(23,282)	(17,468)
Internally developed software costs	(4,290)	(7,197)
Net cash paid for acquisitions, net of cash acquired	(4)	(258,940)
Other	157	67
Net cash flows used in investing activities	(115,051)	(183,880)

Cash flows from financing activities:
Repurchases of common stock	(176,603)	(59,199)
Proceeds from stock option exercises	9,056	14,933
Proceeds from advance on line of credit	4,014	-
Realized tax benefits from stock option exercises	3,323	4,717
Principal payments on line of credit	(2,061)	-
Cash paid for acquisition of non-controlling interest	(846)	(4,212)
Other	9	(123)
Net cash flows used in financing activities	(163,108)	(43,884)

Effect of exchange rate changes on cash and cash equivalents	(2,129)	(50,658)

Net decrease in cash and cash equivalents	(76,763)	(98,473)

Cash and cash equivalents at beginning of year	562,786	661,259
Cash and cash equivalents at end of year	$486,023	$562,786

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